SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

CHECK THE APPROPRIATE BOX:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d))

☐	Definitive Information Statement

BIO-MATRIX SCIENTIFIC GROUP, INC.

(Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (Check the Appropriate Box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:
Common Stock

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A in aggregate cash to be received by Registrant (rule 240.0-11(c)(2)).

	4)	Proposed maximum aggregate value of transaction: _______________________

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:____

	2)	Form, Schedule, or Registration Statement No.:___

	3)	Filing Party:___

	4)	Date Filed:___

BIO-MATRIX SCIENTIFIC GROUP, INC.

4700 SPRING STREET, SUITE 304, LA MESA, CALIFORNIA,

__, 2015

To Our Stockholders:

This information statement is provided on or about ________2015 by Bio-Matrix Scientific Group, Inc., a Delaware corporation (“We”, “Us”, “Our” or the “Company”), to holders of our outstanding shares of common and preferred  stock pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended.  The purpose of this information statement is to inform our stockholders that our board of directors (the “Board”) has recommended and holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have consented in writing to amending the Certificate of Incorporation of the Company as follows:

Striking out Articles Four (4.) thereof and substituting in lieu of said Article the following new Article:

""FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

Eight Billion (8,000,000,000) shares of Common Stock with a par value of $0.0001 each; and Twenty Million (20,000,000) shares of Preferred Stock with a par value of $0.0001 each, Two Hundred Thousand (200,000) shares of Non Voting Preferred Stock with a par value of $1.00 each

Non Voting Convertible Preferred Stock shall convert at the option of the holder into shares of the corporation’s common stock at a conversion price equal to seventy percent (70%) of the lowest Closing Price for the five (5) trading days immediately preceding written receipt by the corporation of the holder’s intent to convert.

“CLOSING PRICE" shall mean the closing bid price for the corporation’s common stock on the Principal Market on a Trading Day as reported by Bloomberg Finance L.P.

“PRINCIPAL MARKET" shall mean the principal trading exchange or market for the corporation’s common stock.

“TRADING DAY” shall mean a day on which the Principal Market shall be open for business.

The Common Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors of the Corporation shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series of the Common Stock that may be desired. Subject to the limitation on the total number of shares of Common Stock which the Corporation has authority to issue hereunder, the Board of Directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors of the Corporation shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights of any series of the Preferred Stock that may be desired. Subject to the limitation on the total number of shares of Preferred Stock which the Corporation has authority to issue hereunder, the Board of Directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

The abovementioned amendment will become effective upon filing of a Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State. This filing will not occur until after a date which is at least twenty (20) days after the filing and mailing of this Definitive Information Statement.

As of October 14, 2015 we had 5,000,000,000 shares of common stock, $.0001 par value per share, authorized, of which 4,615,598, 199 were issued and outstanding and 20,000,000 shares of preferred stock, $.0001 par value, authorized of which 2,025,846 Preferred Shares, 742,222 Series B Preferred Shares , 94,852 Series AA Preferred Shares and 40,000 Series AAA Preferred Shares were issued and outstanding. In addition, as of October 14, 2015 we had authorized 200,000 shares of Non Voting Convertible Preferred Stock, $1.00 par value per share of which 0 were issued and outstanding. Certain of our stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have executed a written consent in favor of the action described above; therefore no votes of our other stockholders are required to approve the above-referenced action. This information statement is being sent to you for information purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY.

Very truly yours,

David Koos

STOCKHOLDERS ENTITLED TO VOTE

On October 13, 2015 , the Board unanimously approved the proposed actions and recommended that such proposal be submitted for stockholder approval.

The Board has fixed the close of business on October 14, 2015 , as the record date for determining the stockholders entitled to notice of the above noted action.   Adoption of the proposed action requires the approval of our stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  As of October 1, 2015 there were 4,615,598,199 shares of our common stock were issued and outstanding, 2,025,846 shares of our Preferred Stock were issued and outstanding, 724,222 shares of our Series B Preferred Stock were issued and outstanding, 94,852 of our Series AA Preferred Shares were issued and outstanding, and 40,000 of our Series AAA Preferred Shares were issued and outstanding . 0 shares of our Non Voting Convertible Preferred Stock were issued and outstanding

Each share of our common stock outstanding entitles the holder to one vote on all matters brought before the stockholders.

Each share of our Preferred Stock outstanding entitles the holder to one vote on all matters brought before the stockholders.

Each share of our Series B Preferred Stock outstanding entitles the holder to two votes on all matters brought before the stockholders.

Each share of our Series AA Preferred Stock outstanding entitles the holder to 10,000 votes on all matters brought before the stockholders.

Each share of our Series AAA Preferred Stock outstanding entitles the holder to 100,000 votes on all matters brought before the stockholders.

Each share of our Non Voting Convertible Preferred Stock outstanding entitles the holder to 0 votes on all matters brought before the stockholders.

Certain of our stockholders, together having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, have executed a written consent voting in favor of the proposed action.  Because stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have voted in favor of the proposed action, no votes of our other stockholders are required to approve the action described herein.  Accordingly, this information statement is being furnished to you solely to provide you with information concerning these matters in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated under that Act, including Regulation 14C.

ECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the close of business on  October 14, 2015 , concerning shares of our common stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock.

 Based on 4,615,598,199 shares issued and outstanding as of  October 14, 2015

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common	David R. Koos C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	72,716,693 (a)	1.57%
	All Officers and Directors As a Group(a)	72,716,693 (a)	1.57%

(a)    Includes 4,159,085 shares owned by Bombardier Pacific Ventures Inc., which is wholly owned by David Koos and 104,160 shares owned AFN Trust for which David Koos serves as Trustee and 54 shares owned by the BMXP Holdings Shareholder Business Trust. David R. Koos is the Trustee of BMXP Holdings Shareholder Business Trust.

The following table sets forth information as of the close of business on October 1, 2015 concerning shares of our preferred stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of preferred stock.

 Based on  2,025,846 shares issued and outstanding as of October 14 , 2015

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Preferred	David R. Koos (a)(b) C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	(a)(b) 523,809	25.86%
	Copeland Revocable Trust	166,907	8.2%
	Ronald Williams	205,714	10%
	All Officers and Directors As a Group(a)(b)	(a)(b) 524,079	25.86%

(a)

Includes 458,503 Preferred Shares owned by BMXP Holdings Shareholder Business Trust.  David R. Koos is the Trustee of BMXP Holdings Shareholder Business Trust.

(b) Includes 62,056 shares owned by Bombardier Pacific Ventures Inc., which is wholly owned by David Koos.

The following table sets forth information as of the close of business on October 1, 2015 concerning shares of our Series B preferred stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Series B preferred stock.

Based on 724,222 shares issued and outstanding as of October 14, 2015

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Series B Preferred	David R. Koos (a)(b) C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	96,012 (a)	13.25%
	All Officers and Directors As a Group(c)		96,012 (a) 13.25%

(a)	Includes 9,172 Preferred Shares owned by BMXP Holdings Shareholder Business Trust. David R. Koos is the Trustee of BMXP Holdings Shareholder Business Trust. Includes 58,935 shares owned by Bombardier Pacific Ventures Inc., which is wholly owned by David Koos and 836 shares owned by AFN Trust for which David Koos serves as Trustee

The following table sets forth information as of the close of business on October 1, 2015 concerning shares of our Series AA Preferred stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Series AA Preferred stock.

Based on 94,852 shares issued and outstanding as of October 14, 2015

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Series AA Preferred	David R. Koos C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	94,852	100%
	All Officers and Directors As a Group(a)	94,852	100%

The following table sets forth information as of the close of business on October 1, 2015 concerning shares of our Series AAA Preferred stock beneficially owned by (i) each director; (ii) each named executive officer; (iii) by all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Series AA Preferred stock.

Based on 40,000 shares issued and outstanding as of October 14, 2015

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Series AA Preferred	David R. Koos C/o Bio-Matrix Scientific Group, Inc 4700 SPRING STREET, SUITE 203, LA MESA, CALIFORNIA, 91942	40,000	100%
	All Officers and Directors As a Group(a)	40,000	100%

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing.  In addition, we will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

PURPOSE OF ACTION

On April 12, 2013 a complaint (Complaint) was filed in the U.S. District Court Southern District of the State of new York against the Company, the Company’s Chairman and Does 1-50 by Star city Capital, LLC (“Plaintiff”) alleging securities fraud, common law fraud, negligent misrepresentation, breach of fiduciary duties and breach of contract in connection with the issuance of. The Plaintiff is also request declaratory relief from the Court.

The action arises from the issuance and subsequent cancellation of 103,030,303 of the company’s common shares in satisfaction of $17,000 of convertible indebtedness of the Company held by the Plaintiff. The Plaintiff alleges that a cancellation notice sent by them to the Company’s transfer agent was meant to instruct the Transfer Agent simply to cancel the physical certificate in order that an equivalent number of shares may be transferred via DWAC to the Plaintiff’s stockbroker for the benefit of the Plaintiff. DWAC is the acronym for Deposit/Withdrawal At Custodian. The DWAC transaction system run by The Depository Trust Company (a.k.a. DTC or CEDE & CO) permits brokers and custodial banks, the DTC participants, to request the movement of shares to or from the issuer’s transfer agent electronically. A DWAC results in the crediting or debiting of shares to or from DTC’s book-entry account on the records of the issuer maintained by the transfer agent.

The Company believes that the cancellation notice sent by the Plaintiff clearly represents a cancellation of the conversion notice itself.

The convertible indebtedness held by the Plaintiff was convertible at Holder’s demand into the common shares of the Company’s stock at a conversion price per share equal to 55% (the “Discount”) of the lowest closing bid price for the Company’s common stock during the 5 trading days immediately preceding a conversion date, as reported by Bloomberg (the “Closing Bid Price”); provided that if the closing bid price for the common stock on the date in which the conversion shares are deposited into Holder’s brokerage account and confirmation has been received that Holder may execute trades of the conversion shares ( Clearing Date) is lower than the Closing Bid Price, then the purchase price for the conversion shares would be adjusted such that the Discount shall be taken from the closing bid price on the Clearing Date, and the Company shall issue additional shares to Purchaser to reflect such adjusted Purchase Price(“Reset”). The Company and the Plaintiff had agreed on a limitation on conversion equal to 9.99% of the Company’s outstanding common stock.

On February 2, 2015 Plaintiff and the Company entered into a Settlement Agreement and Mutual General Release to fully and finally resolve the aforementioned legal action pursuant to the following terms and conditions:

(a)	Within seven business days of the Company’s transfer agent’s receipt of an appropriate opinion of counsel, the Company shall deliver to Starcity or its designee or assignee (which designation or assignment shall be provided in writing) via DWAC, 103,030,303 of the common shares of the Company , it being the agreement of the parties that such issuance shall constitute full and complete satisfaction of $17,000 due to Starcity by the Company.

(b)	The Company shall deliver to Starcity a non interest bearing Convertible Note in the face amount of $300,000 (“Note”) due and payable April 1, 2016.

The Holder of this Note is entitled, at its option, at any time after 180 days after the date that consideration of $52,500 is paid to the Company to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Company's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to the greater of

(i)	fifty five percent (55%) (the "Discount'') of the lowest closing bid price for the Company's common stock during the five (5) trading days immediately preceding a conversion date, as reported by Bloomberg (the "Closing Bid Price") ("Initial Conversion Price") or

(ii)	$0.0001.

Other than as provided in 5(p) of the Note, the Holder shall not have the right to convert its debt into shares which, when added to such Holder’s other holdings in the Company stock, shall have caused such Holder to hold more than to hold more than 9.99% of the Company's outstanding common stock. Section 5(p) of the Note states that:

Upon :

(i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions,

(ii) a reclassification, capital reorganization or other change or exchange of outstanding shares of the Common Stock, or

(iii) any consolidation or merger of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock)

then, in each case, Holder may convert the unpaid principal amount of this Note into shares of Common Stock immediately prior to such event at the Conversion Price.

Pursuant to the terms and conditions of the Note, the Company is required to reserve the number of the Company’s authorized and unissued common shares necessary to fully convert the note at the applicable conversion price. The initial amount reserved was 500,000,000 of the Company’s authorized and unissued common shares.

On October 2, 2015 the Company issued to the Plaintiff 382,657,778 of its common shares in conversion of $63,138 principal amount of the Note. As a result of this issuance, the Company has determined that the current number of authorized but unissued common shares are insufficient to meet the Company’s reserve requirement .

DISSENTER’S RIGHT OF APPRAISAL

No action will be taken in connection with the proposed action by the Board or the voting stockholders for which Delaware law, our Certificate of Incorporation or our Bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

No officer or director has a substantial interest, either directly or indirectly, in the favorable action regarding the resolution.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders. Upon receipt of such notice, the Company will undertake to deliver promptly a separate copy of the Information Statement to the Stockholder at the shared address to which a single copy of the documents was delivered and provide instructions as to how the stockholder can notify the Company that the Stockholder wishes to receive a separate copy of the Information Statement. In the event that a Stockholder desires to provide such a notice to the Company such notice may be given verbally by telephoning the Company's offices at (619) 398-3517 or in writing at the Company's offices located at 4700 Spring Street, Suite 203, La Mesa, California 91942.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.  Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

STAR CITY $300,000 CONVERTIBLE NOTE

Exhibit A

 EXHIBIT A

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 4(a)(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE 1933 ACT) $300,000.00 BIO-MATRIX SCIENTIFIC GROUP, INC. CONVERTIBLE NOTE DUE April 1, 2016

FOR VALUE TO BE RECIEVED, Bio-Matrix Scientific Group, Inc. (the “Company”) promises to pay to the order of STARCITY CAPITAL, LLC, or its designee, and authorized successors and permitted assigns (“Holder”), the aggregate principal face amount of Three Hundred Thousand Dollars (U.S. $300,000.00) on or before April 1, 2016. (“Maturity Date”). No interest shall accrue against such principal balance. the principal of this Note is payable at 767 3rd Avenue, #25-1a; New York, New York, 10017, initially, and if changed, last appearing on the records of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal due upon this note before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note by check or wire transfer addressed to such Holder at the last address appearing on the records of the Company. The forwarding of such check or wire transfer shall constitute a payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer.

This Note is subject to the following additional provisions:

1. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange, except the Holder shall pay any tax or other governmental charges payable in connection therewith.

2. The Company shall be entitled to withhold from all payments any amounts required to be withheld under applicable laws.

3. This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (“Act”) and applicable state securities laws. Any attempted transfer to a non-qualifying party shall be treated by the Company as void. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s records as the owner hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Note electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Note, also is required to give the Company written confirmation that this Note is being converted (“Notice of Conversion”) in the form annexed hereto as Exhibit A. The date of receipt (including receipt by telecopy) of such Notice of Conversion shall be the Conversion Date.

4. In the event that payment to the Company by Starcity in accordance with section 4(b) of that settlement agreement by and between the Company and Starcity dated January 28, 2015 is not made on or before April 1, 2015, such payment constituting consideration for the Note, ther terms and conditions of this Note shall not be binding upon the Company.

5. Conversion Price and Discount.

a. The Holder of this Note is entitled, at its option, at any time after 180 days after the date the $52,500 payment is paid to the Company, in accordance with section 4(b) of the settlement agreement, to conver all or any amount of the principal face amount of this Note then outstanding into shares of the Company’s common stock (the “Common Stock”) at a price (“Conversion Price”) for each share of Common Stock equal to the greater of

(i) fifty five percent (55%) (the “Discount”) of the lowest closing bid price for the Company’s common stock during the five (5) trading days immedialtely preceeding a conversion date, as reported by Bloomberg (the”Closing Bid Price”) (“Initial conversion Price”) or

(ii) $0.0001.

b. Notwithstanding the foregoing, other than as provided in 5 (p), the Holder shall not have the right to convert its debt into shares which, when added to such Holder’s other holdings in the Company stock, shall have caused such Holder to hold more than 9.99% of the Company’s outstanding common stock.

c. Holder may sell the shares issued upon conversion immediately after issuance, subject to all applicable securities laws.

d. So long as the requested sale of shares issued upon conversion satisfies the safe harbor provisions of Rule 144 promulgated under the Securities Act of 1933 (“rule 144”), which allows holders of restricted seurities to make public sales of those securities when certain conditions are met, the Company agrees to accept an opinion of counsel to the Starcity, which opinion will be issued at Starcity’s expense, and to issue the Common Shares without restrictive legend of any kind.

e. On or before February 6, 2015, the Company shall issue an irrevocable transfer agent instructions in the form attached hereto at Exhibit 1 reserving 500,000,000 shares of BMSN common stock for conversions under this Note (the "Share Reserve"). In addition, on the date that is 180 days after payment by Starcity to BMSN of $52,500, the share reserve shall be increased to equal the number of shares necessary to fully convert the note at the ConversionPrice on such date and an additional share reserve instruction, signed by the Company and its Transfer Agent, shall be provided to Starcity in the form attached at Exhibit 1. The Share Reserve shall be replenished as needed in the same manner to allow for conversions of this Note. Upon full conversion of this Note, any shares remaining in the Share Reserve shall be cancelled. The Company shall pay all costs associated with issuing and delivering the shares. The Company should at all times reserve a minimum number of shares equal to the number required if the remaining balance of the note would be fully converted at the then applicable Conversion Price. The Holder may reasonably request, and the Company shall comply with all such reasonable requests, to increase the reserve from time to time so that the reserve, at all times, includes such minimum number of BMSN shares. In connection with each share increase, irrevocable instructions to the transfer agent signed by the transfer agent and the Company shall be provided to Starcity in the form attached hereto at Exhibit 1.

f. In the event that Starcity fails to fund the loan by making a payment of $52,500 to BMSN on or before April 1, 2015, BMSN’s obligations under this Convertible Note shall be terminated, cancelled and relinquished and all shares so reserved shall be free from reserve and shall be free from the terms of the irrevocable transfer agent instruction letter at Exhibit 1.

g. As of February 1, 2015, the Company has provided all Current Public Information as defined in Rule 144(c) and has filed with the SEC all reports required to be filed under the Securities Exchange Act of 1934 (the "SEC Reports") and covenants to file all required SEC Reports until the maturity date of the Company's Note.

h. As of February 1, 2015, except as specifically disclosed in its SEC Reports, there has been no event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries has incurred any material liabilities other than those disclosed in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC.

i. As of February 1, 2015, the Company has not altered its method of accounting or the identity of its auditors.

j. As of February 1, 2015, the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services).

k. As of February 1, 2015 no representation or warranty or other statement made by the Company or any Subsidiary in this Note or in its SEC Reports, contains any untrue statement or omits to state a material fact necessary to make any such statement, in light of the circumstances in which it was made, not misleading.

l. The Company acknowledges that Starcity is expressly relying on the provisions of this Section in entering into this Note and consummating the transactions contemplated hereby.

m. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 3 business days of receipt by the Company of the Notice of Conversion. If the shares have not been delivered within 3 business days, the Notice of Conversion may be rescinded.

n. Once the Holder has received such shares of Common Stock, the Holder shall surrender this Note to the Company, executed by the Holder evidencing such Holder's intention to convert this Note or a specified portion hereof, and accompanied by proper assignment hereof in blank. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. Other than as provided in 5(p), in no event shall the Holder be allowed to effect a conversion if such conversion, along with all other shares of Company Common Stock beneficially owned by the Holder and its affiliates would exceed 9.99% of the outstanding shares of the Common Stock of the Company.

o. This Note may not be prepaid.

p. Upon

(i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions,

(ii) a reclassification, capital reorganization or other change or exchange of outstanding shares of the Common Stock, or

(iii) any consolidation or merger of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a "Sale Event"), then, in each case, Holder may convert the unpaid principal amount of this Note into shares of Common Stock immediately prior to such Sale Event at the Conversion Price without regard to the limitation of Section 4(b) of this Note.

q. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Note at the time, place, and in the form, herein prescribed.

r. The Company hereby expressly waives demand and presentmentfor payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

s. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in collecting any amount due under this Note.

6. If one or more of the following described "Events of Default" shall occur:

a. The Company shall default in the payment of principal or interest on this Note, the Settlement Agreement executed concurrently with this Note or any other note issued to the Holder by the Company; or

b. Any of the representations or warranties made by the Company herein, in the Settlement Agreement or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note, or the Settlement Agreement pursuant to which this note was issued shall be false or misleading in any respect; or

c. The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note, the Settlement Agreement or any other note issued to the Holder, and not cure such failure within 10 days of such event; or

d. The Company shall

(1) become insolvent;

(2) admit in writing its inability to pay its debts generally as they mature;

(3) make an assignment for the benefit of creditors or commence proceedings for its dissolution;

(4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business;

(5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

(6) a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

e. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

f. One or more money judgments, writs or warrants of attachment, or similar process, in excess of two hundred and fifty thousand dollars ($250,000) in the aggregate, shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a periodof fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

g. The Company shall have its Common Stock de1isted from its primary public market or trading in the Common Stock shall be suspended for more than 10 consecutive days; or

h. The Company shall not deliver to the Holder the Common Stock to be issued upon conversion of this Note within 3 business days of its receipt of a Notice of Conversion; or

i. The Company shall not replenish the reserve as required in this Note, within one hundred and twenty (120) business days of the request of the Holder.

j. The Company shall not be "current" in its filings with the Securities and Exchange Commission; or

k. The Company shall lose the "bid" price for its stock in a market (including the OTCQB marketplace or other exchange). Then, or at any time thereafter, unless cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

7. STARCITY’S REPRESENTATIONS AND WARRANTIES. Starcity represents and warrants to the Company that:

a. This Note is acquired for the Holder’s account only for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, nor with any present intention of distributing or selling the same, and it has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof; provided however; that by making the representations herein, Starcity does not agree to hold the Note or any portion thereof or any Common Stock issued upon conversion of for any minimum or other specific term and reserves the right to dispose of the Note or any of such Common Stock at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and applicable state securities laws.

b. Reliance on Exemptions. Starcity understands that the Note is issued to it by the Company in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and the Company is relying upon the truth andaccuracy of, and Starcity's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Starcity set forth herein in order to determine the availability of such exemptions and the eligibility of Starcity to acquire this security.

c. Non-affiliate Status. Starcity is not, and has not for in excess of ninety (90) days been, and subsequent to the closing of this transaction not be, an "Affiliate" of the Company, as that term is defined by Rule 144 under the 1933 Act. Starcity is not acting in concert with any other person in a manner that would require their sales of securities to be aggregated for purposes of Rule 144 or would cause Starcity to be considered an "Underwriter" as that term is defined by Section 2 of the 1933 Act.

d. Company Information. Starcity and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, including copies of the Company’s most recent publicly available financial statements as available as of December 31, 2014 on the SEC's EDGAR system. Starcity and its advisors have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Starcity shall modify, amend or affect Starcity's right to rely on the Company's representations and warranties contained below. Starcity understands that its investment, including but not limited to this Note (and/or in the Common Stock issuable thereunder), involves a significant degree of risk.

e. Governmental Review. Starcity understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Note or the rights to principal, interest or conversion of the same into stock.

f. Transfer or Resale. Starcity understands that

(i) the sale or resale of the Note or any portion thereof and the Common Stock issuable thereunder has not been registered under the 1933 Act or any applicable state securities laws, and the Note and the Common Stock issuable thereunder may not be transferred unless

(a) such security is sold pursuant to an effective registration statement under the 1933 Act,

(b) the security is sold or transferred pursuant to an exemption from such registration;

(c) the security is sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act or a successor rule; "Rule 144") of Starcity who agrees to sell or otherwise transfer the security only in accordance with this Section and who is an Accredited Investor, or

(d) (i) the Common Stock is sold pursuant to Rule 144, if such Rule is available;

(ii) any sale of such Common Stock made in reliance on Rule 144 may be made only in accordance with theterms of said Rule and further, if said Rule is not applicable, any resale of such Common Stock under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) and may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

g. Authorization; Enforcement. This Note has been duly and validly authorized by Starcity. This Note has been duly executed and delivered on behalf of Starcity, and this Note constitutes a valid and binding agreement of Starcity enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.

h. No Brokers. Starcity has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Note or the transactions contemplated hereby.

8. REPRESENTATIONS AND WARRANTIES OF the Company. the Company represents and warrants to Starcity that:

a. Authorization; Enforcement.

(i) the Company has all requisite power and authority to enter into and perform this Note and to consummate the transactions contemplated hereby and to sell the relevant Purchased Note in accordance with the terms hereof,

(ii) the execution and delivery of this Note by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company and no further consent or authorization of the Company or any person is required,

(iii) this Note has been duly executed and delivered by the Company, and

(iv) this Note constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.

b. No Conflicts. The execution, delivery and performance of this Note by the Company and the consummation by the Company of the transactions contemplated hereby will not

(i) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which the Company is a party, or

(ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any selfregulatory organizations to which the Company is subject) applicable to the Company or by which any property of the Company is bound or affected. Except as specifically contemplated by this Note and as required under the 1933 Act and any applicable federal and state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Note in accordance with the terms hereof. Except for filings that may be required under applicable federal and state securities laws in connection with the issuance and sale of the Company's Note, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

c. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Note or the transactions contemplated hereby.

d. No Other Representations. The Company makes no other representations or warranties with respect to the Company, its financial status, earnings, assets, liabilities, corporate status or any other matter.

9. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law; Jurisdiction. THIS NOTE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITH SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN THE CITY OF SAN DIEGO, CALIFORNIA WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS NOTE. THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT ANY PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTIES HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

b. Counterparts; Signatures by Facsimile. This Note may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Note, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Note bearing the signature of the party so delivering this Note.

c. Headings. The headings of this Note are for convenience of reference only and shall not form part of, or affect the interpretation of, this Note.

e. Severability. In the event that any provision of this Note is invalid or enforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

f. Entire Agreement; Amendments. This Note, the Settlement Agreement executed herewith and the exhibits and instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Starcity makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Note may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

10. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service, which may include UPS, Fedex or UnitedStates Postal Service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be as provided in the Settlement Agreement between the parties executed concurrently with this Note. The Company may change its address by notice similarly given to each Starcity. Each Starcity may change its address by notice similarly given to the Company.

11. Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor Starcity shall assign this Note or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, Starcity also may assign its rights hereunder without further consent of the Company to any person that purchases the same in a private transaction from Starcity or to any of Starcity’s or its members’ affiliates, without the consent of the Company.

12. Third Party Beneficiaries. This Note is intended for the benefit of the Parties hereto and their respective permitted successors and assigns; and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

13. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Note and the consummation of the transactions contemplated hereby.

14. If the Holder shall commence an action or proceeding to enforce any provisions of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Company for its attorneys' fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

15. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

16. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

17. The Company represents that it is not a "shell" issuer and has never been a "shell" issuer or that if it previously has been a "shell" issuer that at least 12 months have passed since the Company has reported form 10 type information indicating it is no longer a "shell issuer. Further, the Company will instruct its counsel to either (i) write a 144-3(a)(9) opinion to allow for salability of the conversion shares or (ii) accept such opinion from Holder's counsel.

18. The Company will give the Holder direct notice of any corporate actions including but not limited to name changes, stock splits, recapitalizations etc. This notice shall be given to the Holder as soon as possible under law.

In Witness Whereof the Company has caused the Note to be duly executed by an officer thereunto duly authorized.

BIO MATRIX SCIENTIFIC GROUP, Inc.

By: /s/ David R. Koos
David R. Koos
Its: Chief Executive Officer